UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 24, 2019 (September 19, 2019)

HAWKEYE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-180954	83-0799093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7119 W. Sunset Blvd, Suite 468, Los Angeles, CA	90046
(Address of principal executive offices)	(Zip Code)

310-606-2-54

(Registrant’s telephone number, including area code)

________________________________

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 19, 2019, the Company entered into a Stock Purchase Agreement with Radiant Images, Inc., a California corporation (“Radiant”), as well as Radiant’s shareholder Gianna Wolfe (“Wolfe”) and key employee, Michael Mansouri (“Mansouri”), pursuant to which the Company will acquire 100% of the shares of common stock (the “Shares”) of Radiant from Wolfe, effectuating the acquisition of Radiant. The purchase price for the Shares is equal to $1,810,904.72 plus the cash and cash equivalents of Radiant as of the close of business on the business day immediately preceding the Closing Date. The purchase price is payable (i) at the Closing by paying the amount of funds required to be paid pursuant to payoff letters payable to various creditors of Radiant (not to exceed $836,104.72), as well as an amount equal to the purchase price, less the payoff amounts and less amounts previously delivered prior to Closing to Radiant pursuant to a Revolving Note with Optical Flow, LLC, a subsidiary of Hawkeye. The closing is anticipated to occur before December 31, 2019. Prior to closing, Hawkeye is required to have received at least $1,500,000 from the sale of equity securities.

Also at the closing, the Company will enter into employment agreements with each of Mansouri and Wolfe, with an annual salary of $225,000 and $175,000 annually, respectively. In addition, pursuant to the Company’s 2019 Directors, Officers, Employees and Consultants Stock Option Plan, each of Mansouri and Wolfe will be granted an option to purchase up to 375,000 shares of Company common stock at an exercise price equal to the fair market value of the Company’s common stock as of the closing date, which vest one-third on the first anniversary of theclosing date and monthly thereafter.

The foregoing descriptions of the Stock Purchase Agreement and the forms of Employment Agreement for Mansouri and Wolfe are qualified by the precise terms of those agreements, attached hereto as exhibits.

Radiant Images is an award-winning technology provider to customers worldwide, specializing in cinema, immersive, volumetric and light field advancements and innovations. The company has been part of some of the world’s first and largest never been done before immersive experiences, such as the Emmy-winning NASA/JPL Cassini’s Grand Finale as well as the White House Obama’s Farewell Speech.

Radiant’s AXA system debuted at the National Broadcasters Association in Las Vegas April 22, 2017, showcasing in all leading camera manufacturer exhibits such as ARRI, Sony, Canon, Panasonic, and Red Digital Cinema. In 2018, Radiant Images was commissioned by Sony Electronics to develop the world’s first truly portable light field camera system called The Meridian; which debuted in June 2018 at the CineGear Expo located on the Paramount Studios lot. By the fall of 2018, ICG Magazine named Radiant Images “Light Years Ahead” for their advances in holographic video technology with light field and volumetric.

Most recently, the company designed, manufactured, sold, and installed the world’s most accurate and adoptive volumetric and light field stages for one of the oldest and largest movie studios. In June 2019, the company received the Tech Innovation Award from Definition Magazine.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of the acquisition of Radiant, effective on the date of closing Michael Mansouri will be appointed as Chief Technology Officer of the Company.

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Item 9.01. Financial Statements and Exhibits.

The following Exhibits are included herein:

Exhibit No.	Description
10.1	Stock Purchase Agreement by and among Hawkeye Systems, Inc., Radiant Imagines, Inc., Michael Mansouri and Gianna Wolfe dated as of September 19, 2019
10.2	Form of Employment Agreement for Michael Mansouri to be dated the date of closing
10.3	Form of Employment Agreement for Gianna Wolfe to be dated the date of closing

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawkeye Systems, Inc.

Dated: September 24, 2019	By:	/s/ Corby Marshall
	Name:	Corby Marshall
Chief Executive Officer

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